UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

Onto Innovation Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39110	94-2276314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Jonspin Road
Wilmington, Massachusetts		01887
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 253-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 21, 2026 (Tokyo time), Onto Innovation Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”), with Atom Investments, L.P. (the “Seller”), an affiliate of The Carlyle Group, pursuant to which the Company agreed to acquire 61,123,436 shares (27% of the issued and outstanding shares) of the common stock of Rigaku Holdings Corporation (“Rigaku”), from the Seller for an aggregate purchase price of approximately $710 million (the “Purchase Price”).

The Transaction (as defined below) is expected to close in the second half of 2026, subject to the satisfaction of customary closing conditions, including (i) the expiration or termination of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of other customary regulatory approvals, (ii) the absence of any law or order issued by any governmental authority preventing or making illegal consummation of the transaction and (iii) the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement. The Company’s obligation to consummate the transaction is also conditioned on the absence of the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement). The transaction contemplated by the Purchase Agreement is referred to herein as the “Transaction.”

The Purchase Agreement contains certain customary termination rights in favor of the Seller and the Company, including by either party (i) if the Transaction is not consummated on or before the date that is the six (6) month anniversary of the date of the signing of the Purchase Agreement (subject to an automatic six (6) month extension in certain circumstances), (ii) upon entry by a governmental authority of a final order restraining or permanently enjoining the Transaction or (iii) if the other party breaches the Purchase Agreement and such breach would cause the failure of any condition to closing (subject to a cure period). If the Company terminates the Purchase Agreement in certain circumstances, it is required to pay a termination fee to the Seller equal to 2% of the Purchase Price.

The foregoing description of the Purchase Agreement is qualified entirely by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Seller, Rigaku or any of the other parties to the Purchase Agreement or any related documents. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Purchase Agreement (or such other date or dates as may be specified in the Purchase Agreement). Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about the Company, the Seller, Rigaku or any of the other parties to the Purchase Agreement.

Item 7.01.	Regulation FD Disclosure

On April 20, 2026, the Company issued a press release announcing entry into a capital and business alliance with Rigaku and the proposed acquisition of Rigaku shares pursuant to the Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this report by reference. The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall be deemed furnished and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation by reference language in such filing, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

In connection with entering into the Purchase Agreement, the Company entered into a commitment letter (the “Bridge Commitment Letter”) with Goldman Sachs Bank USA (the “Commitment Party”), which provides for a senior secured 364-day bridge term loan credit facility (the “Bridge Facility”) in an aggregate principal amount of up to $500 million, subject to the terms and conditions set forth therein. The Bridge Facility is intended to be available to the Company to finance, together with other sources of funds, the Transaction and related fees and expenses on or prior to the closing of the Transaction pursuant to the Purchase Agreement. The Bridge Facility is subject to customary conditions precedent to funding, including the consummation of the Transaction materially in accordance with the terms of the Purchase Agreement and other customary funding conditions for facilities of this type. The Bridge Facility contains customary representations, warranties, covenants and indemnification provisions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description

2.1*	Share Purchase Agreement, dated as of April 21, 2026, by and between Onto Innovation Inc. and Atom Investments, L.P.*

99.1	Press Release, dated April 20, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to the pace of adoption of AI and the consequences of such adoption, the Company’s belief regarding expanding needs for process control technologies, the Company’s beliefs about market opportunities for X-ray, as well as other matters that are not purely historical data. The Company wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond the Company’s control. Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; the Company’s ability to realize the anticipated benefits of the proposed investment in and strategic partnership with Rigaku; the Company’s ability to complete the proposed transaction on the timing expected or at all; the ability to obtain required regulatory approvals for the proposed transaction on the timing expected or at all; the availability of debt financing for the transaction; the Company’s timing and ability to repay its debt; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by the Company are available in the Company’s Form 10-K for the year ended January 3, 2026, and subsequent filings with the Securities and Exchange Commission. As the forward-looking statements are based on the Company’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. The Company does not assume any obligation to update the forward-looking information contained in this Current Report on Form 8-K, except as required by law. Neither future distribution of this Current Report on Form 8-K nor the continued availability of this Current Report on Form 8-K should be deemed to constitute an update or re-affirmation of these statements as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onto Innovation Inc.

Date: April 20, 2026	By:	/s/ Brian K. Roberts
Brian K. Roberts
Chief Financial Officer and Principal Accounting Officer